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                                                                    EXHIBIT 32.1

                           Section 1350 Certifications

In connection with the Annual Report of Central Federal Corporation (the "Company") on Form 10-KSB for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, David C. Vernon, Chairman of the Board, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

                                                /s/ David C. Vernon
                                                --------------------------------
                                                David C. Vernon
                                                Chairman of the Board, President
                                                and Chief Executive Officer

Date: March 30, 2004


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